UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 4, 2013

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 4, 2013, at the 2013 Annual Meeting of Stockholders of Ironwood Pharmaceuticals, Inc. (the “Company”), the stockholders of the Company voted on the following proposals:

•      Re-election of four Class III directors of the Company, each to serve a three year term; and

•      Ratification of the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

The results are as follows:

1.            The stockholders re-elected Marsha H. Fanucci, Terrance G. McGuire, Edward P. Owens and Christopher T. Walsh as Class III directors, each to serve on the board of directors of the Company for a three year term until the annual meeting of stockholders to be held in 2016 or until his or her successor is duly elected and qualified, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes

Marsha H. Fanucci	84,097,335	293,815	8,305,662

Terrance G. McGuire	84,005,894	385,256	8,305,662

Edwards P. Owens	83,633,063	758,087	8,305,662

Christopher T. Walsh	72,954,181	11,436,969	8,305,662

2.            The stockholders ratified the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013, based on the following votes:

For	Against	Abstain	Broker Non-Votes

92,538,812	156,339	1,661	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 5, 2013	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Vice President, Legal Affairs and
General Counsel